                                                                     EXHIBIT 8.1


Our economic interest in the subsidiaries listed in the following table is calculated by multiplying our percentage ownership interest in a directly held subsidiary by the percentage ownership interest of any entity in the chain of ownership of such ultimate subsidiary as of December 31, 2002.


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Legal name of Principal Subsidiary       Name under which           Jurisdiction of   % Economic
                                         Principal Subsidiary       Incorporation     Ownership of
                                         operates                                     Principal
                                                                                      Subsidiary by
                                                                                      Endesa-Chile
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
Central Costanera S.A.                   Costanera                  Argentina                    51.93%
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Hidroelectrica El Chocon S.A.            El Chocon                  Argentina                    47.5%
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Centrais Eletricas Cachoeira Dourada     Cachoeira Dourada          Brasil                       92.5%
S.A.
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Pehuenche S.A.                           Pehuenche                  Chile                        92.65%
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Pangue S.A.                              Pangue                     Chile                        94.99%
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Compania Electrica Tarapaca S.A.         Celta                      Chile                       100%
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Compania Electrica San Isidro S.A.       San Isidro                 Chile                        75%
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Ingendesa                                Ingendesa                  Chile                        97.64%
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Tunel El Melon S.A.                      Tunel El Melon             Chile                        99.95%
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Sociedad Concesionaria Autopista Del     Autopista Del Sol          Chile                        60.04%
Sol S.A.(1)
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Autopista Los Libertadores S.A.(1)       Autopista Los Libertadores Chile                        58.36%
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Emgesa S.A. E.S.P.                       Emgesa                     Colombia                     22.36%
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Central Hidroelectrica De Betania S.A.   Betania                    Colombia                     85.62%
E.S.P.
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Edegel S.A.A.                            Edegel                     Peru                         37.90%
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Principal associated companies
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Comercializadora de Energia del          CEMSA                      Argentina                    45.00%
Mercosur S.A
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CIEN - Companhia De Interconexao         CIEN                       Brazil                       45.00%
Energetica
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Electrogas S.A.                          Electrogas                 Chile                        42.50%
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Gasoducto Atacama Chile Limitada         Gasoducto Atacama          Chile                        50.00%
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Gasatacama Generacion Limitada           Gasatacama Generacion      Chile                        50.00%
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

(1) Autopista Del Sol and Autopista Los Libertadores were sold on June 23, 2003.